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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 15, 2017
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Realogy Holdings Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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Realogy Group LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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175 Park Avenue
Madison, NJ	07940
(Address of Principal Executive Offices)	(Zip Code)
(973) 407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.	Other Events.
Realogy Holdings Corp. (“Realogy” or the “Company”) today announced that it and Guaranteed Rate, Inc. (“Guaranteed Rate”), one of the largest independent retail mortgage companies in the United States, have agreed to form a new joint venture, Guaranteed Rate Affinity ("Guaranteed Rate Affinity") , which is expected to begin doing business in June 2017. Commencement of operations is subject to the closing of an asset purchase agreement under which Guaranteed Rate Affinity will acquire certain assets of the mortgage operations of PHH Home Loans LLC, the existing joint venture between Realogy and PHH Mortgage Corporation, including its four regional mortgage origination and processing centers and employees across the United States, but not its mortgage assets.
Guaranteed Rate Affinity will originate and market its mortgage lending services to Realogy’s real estate brokerage and relocation subsidiaries, respectively NRT and Cartus, as well as other real estate brokerage and relocation companies across the country. Guaranteed Rate Affinity also will market its mortgage lending services to a broad consumer audience while leveraging its end-to-end online platform to drive growth in those markets. Guaranteed Rate will own a controlling 50.1% stake of Guaranteed Rate Affinity and Realogy will own 49.9%. Guaranteed Rate will have responsibility for the oversight of the officers and senior employees of the Company who are designated to manage the Company.
The asset purchase agreement is subject to approval by PHH Corporation’s shareholders and other closing conditions and the movement of employees from the old joint venture to the new joint venture is expected to be completed in a series of phases. The initial phase is expected to occur in June 2017 and the final phase is expected to occur during the fourth quarter of 2017. Once these transactions are complete together with the monetization of Realogy's stake in the old joint venture, the Company expects to realize approximately $30 million of net cash.
Forward-Looking Statements
This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include, but are not limited to, statements related to Realogy’s mortgage origination joint venture agreement with Guaranteed Rate and our expectation that we will close the related transactions with Guaranteed Rate and PHH Mortgage in multiple stages between June 2017 and fourth quarter 2017. These forward-looking statements involve known and unknown risks, uncertainties and other factors discussed in Realogy’s filings with the SEC, including that there can be no assurance that the asset purchase agreement will be consummated, that Guaranteed Rate Affinity will commence operations in a timely manner or at all or that Realogy will receive the cash it expects from the wind down of the old joint venture and the establishment of the new joint venture. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, Realogy expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to our business in general, please refer to Realogy Holdings Corp.'s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its quarterly report on Form 10-Q for the quarterly period ended September 30, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY HOLDINGS CORP.

By:	/s/ Anthony E. Hull
Anthony E. Hull, Executive Vice President, Chief Financial Officer and Treasurer
Date: February 15, 2017

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY GROUP LLC

By:	/s/ Anthony E. Hull
Anthony E. Hull, Executive Vice President, Chief Financial Officer and Treasurer
Date: February 15, 2017